UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2018

LANDEC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-27446	94-3025618
(Commission file number)	(IRS Employer Identification No.)

5201 Great America Parkway, Suite 232, Santa Clara, California	95054
(Address of principal executive offices)	(Zip Code)

(650) 306-1650

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 1, 2018, Apio, Inc., a Delaware corporation (“Apio” or the “Company”) and a wholly-owned subsidiary of Landec Corporation, a Delaware corporation (“Landec”), entered into a capital contribution and partnership interest and stock purchase agreement (the “Purchase Agreement”) by and among the Company, Yucatan Foods, L.P., a Delaware limited partnership (“Yucatan”), Camden Fruit Corporation, a California corporation and the General Partner of Yucatan ("Camden"), Landec, in its capacity as guarantor, Ardeshir Haerizadeh, as the representative of the Equityholders, and the equityholders of Camden and Yucatan (together, the “Sellers”). Pursuant to the Purchase Agreement, the Company acquired, on December 1, 2018 (the “Closing”), all of the issued and outstanding limited partnership interests of Yucatan and all of the issued and outstanding capital stock of Camden (the “Acquisition”) for initial consideration of $60.0 million in cash and $20.0 million in Landec common stock ("Stock Consideration"). The Stock Consideration has 3-and-4-year lock-up provisions (such that 50% of the Stock Consideration is released from lock-up on the 3 year anniversary and the balance on the 4 year anniversary). The Company’s sole source of recovery for indemnity claims under the Purchase Agreement shall be against the Stock Consideration received by the Camden stockholders, unless and until the Company has recovered damages equal to the value of the total Stock Consideration, after which the Company's sole source of recovery for indemnity claims shall be against the two limited partners of Yucatan up to the cash amount they received at the Closing.

The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

The information regarding the Credit Agreement set forth under Item 2.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 30, 2018, Landec and certain of its subsidiaries entered into the Fourth Amendment and Joinder to the Credit Agreement and Other Loan Documents (the “Credit Amendment”) with JPMorgan Chase Bank, N.A. (“JPMorgan”), BMO Harris Bank N.A. and City National Bank, as lenders (collectively, the “Lenders”), which amended the Credit Agreement entered into on September 23, 2016 (the “Original Credit Agreement”) by and among Landec, certain of its subsidiaries, and the Lenders. The Credit Amendment increased the capacity of the credit facility available under the Original Credit Agreement by $55,000,000 to (i) a $105,000,000 revolving line of credit (the “Amended Revolver”) and (ii) a $100,000,000 term loan facility (the “Amended Term Loan” and, together with the Amended Revolver, the “Amended Credit Facility”) from its preexisting credit facility comprised of (i) a $100,000,000 revolving line of credit (the “Original Revolver”) and (ii) a $50,000,000 term loan facility (the “Original Term Loan”).

The Amended Credit Facility continues to be guaranteed by certain of Landec's direct and indirect subsidiaries and secured by substantially all of Landec's and such direct and indirect subsidiaries’ personal property assets (with the exception of Apio’s equity interest in Windset Holdings 2010 Ltd.). Both the Amended Revolver and the Amended Term Loan continue to mature on September 23, 2021, with the Amended Term Loan requiring increased quarterly payments of $2,500,000 and with the remainder continued to be due at maturity. Interest on both the Amended Revolver and the Amended Term Loan continues to be based upon the Company’s “Total Leverage Ratio”, now at a per annum rate of either (i) the prime rate plus a spread of between 0.25% and 2.25% or (ii) the Eurodollar rate plus a spread of between 1.25% and 3.25%, but also now allowing for a Total Leverage Ratio of up to 4.50 to 1.00. The Credit Agreement also contains an “accordion” feature that provides Landec the right to increase the Revolver commitments and/or the Term Loan commitments by obtaining additional commitments either from one or more of the Lenders or another lending institution in an amount of up to $10,000,000.

Landec entered into the Credit Amendment primarily to fund its acquisition of Yucatan Foods and its related entities on December 1, 2018, to pay certain fees and expenses incurred in connection with the consummation of the Credit Amendment, and for other general corporate purposes.

The Credit Agreement continues to contain customary events of default under which the obligation could be accelerated and/or the interest rate increased.

The foregoing description of the Credit Amendment and the Amended Credit Facility does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Credit Amendment, a copy of which is attached hereto as Exhibit 10.1 and the Original Credit Agreement and the Pledge and Security Agreement, copies of which were attached as Exhibits 10.1 and 10.2 to the Company’s Current Report on Form 8-K filed on September 26, 2016, and the terms of which are each incorporated herein by reference.

Item 8.01	Other Items.

The full text of the press release, dated December 3, 2018, announcing the Acquisition, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibit.

The following exhibits are furnished as part of this report:

Exhibit No.	Description

2.1	Capital Contribution and Partnership Interest and Stock Purchase Agreement dated December 1, 2018 by and among Apio, Inc., a Delaware Corporation, Yucatan Foods, L.P., a Delaware limited partnership (“Yucatan”), Camden Fruit Corporation, a California corporation, Landec Corporation, a Delaware corporation, in its capacity as guarantor, Ardeshir Haerizadeh, as an equityholder representative, and the equityholders of Camden and Yucatan (exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request)

10.1	Fourth Amendment and Joinder to the Credit Agreement and Other Loan Documents dated November 30, 2018 by and among Landec Corporation, Apio, Inc., Lifecore Biomedical, Inc., Lifecore Biomedical, LLC, and GreenLine Logistics, Inc., BMO Harris Bank N.A., City National Bank, and JPMorgan Chase Bank, N.A.

99.1	Press Release of Landec Corporation dated December 3, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2018

LANDEC CORPORATION

By:	/s/ Gregory S. Skinner
Gregory S. Skinner
Vice President of Finance and Administration and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Capital Contribution and Partnership Interest and Stock Purchase Agreement dated December 1, 2018 by and among Apio, Inc., a Delaware Corporation, Yucatan Foods, L.P., a Delaware limited partnership (“Yucatan”), Camden Fruit Corporation, a California corporation, Landec Corporation, a Delaware corporation, in its capacity as guarantor, Ardeshir Haerizadeh, as an equityholder representative, and the equityholders of Camden and Yucatan (exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request)

10.1	Fourth Amendment and Joinder to the Credit Agreement and Other Loan Documents dated November 30, 2018 by and among Landec Corporation, Apio, Inc., Lifecore Biomedical, Inc., Lifecore Biomedical, LLC, and GreenLine Logistics, Inc., BMO Harris Bank N.A., City National Bank, and JPMorgan Chase Bank, N.A.

99.1	Press Release of Landec Corporation dated December 3, 2018

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